Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539, 333-48541, 333-58773, 333-58777, 333-45414 and 333-89070) of EMAK Worldwide, Inc. of our report dated March 30, 2006, except for the restatement discussed in Note 1 to the consolidated financial statements included in the Annual Report on Form 10-K/A for the year ended December 31, 2005 (not presented herein), as to which date is August 31, 2006 and except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in segments discussed in Note 11, as to which the date is March 26, 2007 relating to the financial statements and our report dated March 30, 2006 relating to the consolidated financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

April 2, 2007